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                                                                     EXHIBIT 4.4

                                                                [EXECUTION COPY]





                  INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (the "Agreement"), dated as of January 16, 2003, by and among THE WILLIAMS COMPANIES, INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at One Williams Center, Tulsa, Oklahoma 74172 (the "Issuer"), BANK ONE TRUST COMPANY, N.A., a national banking association duly organized and existing under the laws of the United States of America, having its principal corporate trust office at 1111 Polaris Parkway, Suite 1K, Columbus, Ohio 43240 (the "Resigning Trustee"), and JPMORGAN CHASE BANK, a New York banking corporation duly organized and existing under the laws of the State of New York, having a corporate trust office at 4 New York Plaza, New York, New York 10004 (the "Successor Trustee");

                                    RECITALS

                  There are presently issued and outstanding $8,194,925,000 in aggregate principal amount of the Issuer's Registered Securities of various series (the "Securities") under a Senior Indenture, dated as of November 10, 1997 (the "Original Indenture"), as supplemented by the First Supplemental Indenture dated as of September 8, 2000, the Second Supplemental Indenture dated as of December 7, 2000, the Third Supplemental Indenture dated as of December 20, 2000, the Fourth Supplemental Indenture dated as of January 17, 2001, the Fifth Supplemental Indenture dated as of January 17, 2001, the Sixth Supplemental Indenture dated as of January 14, 2002, the Seventh Supplemental Indenture dated as of March 19, 2002 (the "Seventh Supplemental Indenture"), and the Eighth Supplemental Indenture dated as of June 3, 2002 (collectively, the "Supplemental Indentures", together with the Original Indenture, the "Indenture"), between the Issuer and the Resigning Trustee (formerly known as The First National Bank of Chicago).

                  The Resigning Trustee wishes to resign as Trustee, registrar for the Securities (the "Registrar") and paying agent for the Securities (the "Paying Agent") under the Indenture; the Issuer wishes to appoint the Successor Trustee to succeed the Resigning Trustee as Trustee, Registrar and Paying Agent under the Indenture; and the Successor Trustee wishes to accept appointment as Trustee, Registrar and Paying Agent under the Indenture.

                  NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the receipt and sufficiency of which is hereby acknowledged, the Issuer, the Resigning Trustee and the Successor Trustee agree as follows:

                                   ARTICLE ONE
                              THE RESIGNING TRUSTEE

                  Section 101. Pursuant to Section 6.10 of the Indenture, the Resigning Trustee hereby notifies the Issuer that the Resigning Trustee is hereby resigning as Trustee under the Indenture.


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                  Section 102. The Resigning Trustee hereby represents and
warrants to the Successor Trustee that:

                           (a) No covenant or condition contained in the
                  Indenture has been waived by the Resigning Trustee or, to the best of the knowledge of the Responsible Officers of the Resigning Trustee, by Holders of the percentage in aggregate principal amount of the Securities or of series thereof required by the Indenture to effect any such waiver and no notice has been given or received by Resigning Trustee under
                  Section 5.1 of the Indenture that would result in the occurrence of an Event of Default.

                           (b) There is no action, suit or proceeding pending
                  or, to the best of the knowledge of the Responsible Officers of the Resigning Trustee assigned to its Corporate Trust Department, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee under the Indenture.

                           (c) As of the effective date of this Agreement,
                  Resigning Trustee will hold no property under the Indenture.

                           (d) Pursuant to Section 2.4 of the Indenture,
                  Resigning Trustee duly authenticated and delivered $8,194,925,000 aggregate principal amount of Securities, all of which are Outstanding as of the effective date hereof.

                           (e) Each person who so authenticated the Securities
                  was duly elected, qualified and acting as an officer of Resigning Trustee and empowered to authenticate the Securities at the respective times of such authentication and the signature of such person or persons appearing on such Securities is each such person's genuine signature.

                           (f) This Agreement has been duly authorized, executed
                  and delivered on behalf of Resigning Trustee and constitutes its legal, valid and binding obligation.

                  Section 103. The Resigning Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee and its successors and assigns all right, title and interest of the Resigning Trustee in and to the trust under the Indenture, and all the rights, powers, trusts, privileges, duties and obligations of the Trustee under the Indenture. The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers, trusts, privileges, duties and obligations hereby assigned, transferred, delivered and confirmed to the Successor Trustee as Trustee, Registrar and Paying Agent.

                  Section 104. The Resigning Trustee hereby resigns as Paying Agent for the Securities, as Registrar for the Securities and as the office or agency maintained by the Issuer pursuant to Section 3.2 of the Indenture.

                  Section 105. The Resigning Trustee agrees to pay or indemnify the Successor Trustee and save the Successor Trustee harmless from and against any and all costs, claims,


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liabilities, losses or damages whatsoever (including the reasonable fees, expenses and disbursements of the Successor Trustee's counsel and other advisors), that the Successor Trustee suffers or incurs without gross negligence or bad faith on its part arising out of actions or omissions of the Resigning Trustee. The Successor Trustee will furnish to the Resigning Trustee, promptly after receipt, all papers with respect to any action the outcome of which would make operative the indemnity provided for in this Section. The Successor Trustee shall notify the Resigning Trustee promptly in writing (and, in any event, within no later than 10 days) of any claim for which it may seek indemnity. The Resigning Trustee shall have the option to defend the claim and the Successor Trustee shall cooperate fully in the defense. If the Resigning Trustee shall assume the defense, then the Resigning Trustee shall not pay for separate counsel of the Successor Trustee. The Resigning Trustee shall not be obligated to pay for any settlement made without its consent. The Resigning Trustee shall not settle any claim against the Successor Trustee without such Successor Trustee's written consent, which shall not be unreasonably withheld.

                                  ARTICLE TWO
                                   THE ISSUER

                  Section 201. The Issuer hereby certifies that the Board of Directors of the Issuer has duly adopted resolutions, which are in full force and effect on the date hereof, authorizing certain officers of the Issuer to:
(a) accept the Resigning Trustee's resignation as Trustee, Registrar and Paying Agent under the Indenture; (b) appoint the Successor Trustee as Trustee, Registrar and Paying Agent under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of the Successor Trustee as Trustee, Registrar and Paying Agent under the Indenture. The Issuer is delivering simultaneously herewith a Certificate of the Secretary or an Assistant Secretary certifying as to such resolutions.

                  Section 202. The Issuer hereby appoints the Successor Trustee as Trustee under the Indenture with all the rights, powers, privileges, trusts, duties and obligations of the Trustee under the Indenture. The Issuer shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers, privileges, duties and obligations hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

                  Section 203. The Issuer hereby represents and warrants to the Successor Trustee that:

                           (a) No Event of Default and no default exists under
                  the Indenture.

                           (b) No covenant or condition contained in the
                  Indenture has been waived by the Holders of the percentage in aggregate principal amount of the Securities or of series thereof required by the Indenture to effect any such waiver.

                           (c) Except for the Supplemental Indentures, the
                  Indenture has not been amended or modified and is in full force and effect.

                           (d) The Securities are validly issued securities of
                  the Issuer.


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                           (e) The Issuer is a corporation duly and validly
                  organized and existing pursuant to the laws of the State of Delaware.

                           (f) This Agreement has been duly authorized, executed
                  and delivered on behalf of Issuer and constitutes its legal, valid and binding obligation.

                           (g) All conditions precedent relating to the
                  appointment of Successor Trustee as successor Trustee, Registrar and Paying Agent under the Indenture have been complied with by the Issuer.

                  Section 204. The Issuer hereby appoints the Successor Trustee as Paying Agent for the Securities, as Registrar for the Securities and as the Issuer's office or agency maintained pursuant to Section 3.2 of the Indenture.

                  Section 205. Promptly after the effective date of this Instrument, the Issuer shall cause a notice, the form of which is annexed hereto marked Exhibit A, to be sent to each Holder of the Securities in accordance with the provisions of the Indenture.

                                  ARTICLE THREE
                              THE SUCCESSOR TRUSTEE

                  Section 301. The Successor Trustee hereby represents and warrants to the Resigning Trustee and to the Issuer that the Successor Trustee is qualified and eligible under Article Six of the Indenture to act as Trustee under the Indenture (assuming the correctness of the representations made in Sections 102(a) and 203(a) hereof) and that this Agreement has been duly authorized, executed and delivered on behalf of the Successor Trustee and constitutes its legal, valid and binding obligation.

                  Section 302. The Successor Trustee hereby accepts its appointment as Trustee under the Indenture and shall hereby be vested with all the rights, powers, trusts, privileges, duties and obligations of the Trustee under the Indenture. The Successor Trustee hereby accepts its appointment as Paying Agent for the Securities, as Registrar for the Securities and as the Issuer's office or agency maintained pursuant to Section 3.2 of the Indenture.

                  Section 303. References in the Indenture to "the Corporate Trust Office" or other similar terms shall be deemed to refer to the Corporate Trust Office of the Successor Trustee at, and all notices to the Trustee delivered pursuant to Section 11.4 of the Indenture shall be addressed to the Trustee at, 4 New York Plaza, New York, New York 10004, Attention Institutional Trust Services, or any other office of Successor Trustee at which, at any particular time, its corporate trust business shall be administered.

                  Section 304. This Agreement shall not constitute (i) a waiver by any of the parties hereto of any obligation or liability which Resigning Trustee may have incurred in connection with its services as Trustee, Registrar or Paying Agent under the Indenture or (ii) an assumption by Successor Trustee of any liability of Resigning Trustee arising out of a breach by Resigning Trustee prior to its resignation of its duties under the Indenture (each a "Prior Liability"). Notwithstanding anything herein to the contrary, Resigning Trustee shall remain liable for any Prior Liabilities to the extent provided in, and subject to, the Indenture. This instrument does not constitute a waiver or assignment by Resigning Trustee of any


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compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Indenture.

                                  ARTICLE FOUR
                                  MISCELLANEOUS

                  Section 401. Except as otherwise expressly provided or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  Section 402. This Instrument and the resignation, appointment and acceptance effected hereby shall be effective as of the close of business on January 27, 2003.

                  Section 403. Notwithstanding the resignation of the Resigning Trustee effected hereby, the Issuer shall remain obligated under Section 6.6 of the Indenture to compensate, reimburse and indemnify the Resigning Trustee in connection with its prior trusteeship under the Indenture.

                  Section 404. This Instrument shall be governed by and construed in accordance with the law of the State of New York.

                  Section 405. This Instrument may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  Section 406. All notices, whether faxed or mailed, will be deemed received when sent pursuant to the following instructions:

                  TO THE RESIGNING TRUSTEE:

                           Bank One Trust Company, N.A.
                           1111 Polaris Parkway, Suite 1K
                           Columbus, Ohio 43240
                           Attention: Jeffrey A. Ayres

                           Facsimile:  (614) 248-5195
                           Phone No.  (614) 248-2566

                  TO THE SUCCESSOR TRUSTEE:

                           JPMorgan Chase Bank
                                    4 New York Plaza
                           New York, New York 10004
                           Attention: Institutional Trust Services

                           Facsimile: (212) 623-6167
                           Phone No.  (212) 623-6782


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                  TO THE ISSUER:

                           The Williams Companies, Inc.
                           One Williams Center, 50-4
                           Tulsa, Oklahoma 74172

                           Facsimile: (918) 573-2065
                           Attention: Treasurer

                  Section 407. Resigning Trustee hereby acknowledges payment or provision for payment in full by the Issuer of compensation for all services rendered by Resigning Trustee under the Indenture on or prior to the date hereof and reimbursement in full by the Issuer of the expenses, disbursements and advances incurred or made by Resigning Trustee in accordance with the provisions of the Indenture on or prior to the date hereof. Resigning Trustee acknowledges that it relinquishes any claim it may have upon all property or funds held or collected by it to secure any amounts due it pursuant to the provisions of
Section 6.6 of the Indenture. The Issuer acknowledges its obligation set forth in Section 6.6 of the Indenture to indemnify Resigning Trustee for, and to hold Resigning Trustee harmless against, any loss, liability and expense (including without limitation, any cost or expense hereafter incurred pursuant to Section 103 hereof) incurred without negligence or bad faith on the part of the Resigning Trustee and arising out of or in connection with the acceptance or administration of the Indenture or the trusts and its duties thereunder (which obligation shall survive the execution hereof).

                  IN WITNESS WHEREOF, the parties hereto have caused this Instrument of Resignation, Appointment and Acceptance to be duly executed as of the day and year first above written.

                                         THE WILLIAMS COMPANIES, INC.


                                         By:      /s/ James G. Ivey
                                            ------------------------------------
                                             Name:  James G. Ivey

                                         BANK ONE TRUST COMPANY, N.A.


                                         By:      /s/ Jeffery L. Eubanks
                                            ------------------------------------
                                             Name:  Jeffery L. Eubanks

                                         JPMORGAN CHASE BANK


                                         By:      /s/ J. Adamis
                                            ------------------------------------
                                             Name:  J. Adamis


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                                    EXHIBIT A


Notice to Holders of ______% ________________ due ____________ (the "Notes"):

                  We hereby notify you of the resignation of Bank One Trust Company, N.A., as Trustee under the Indenture, dated as of November 10, 1997, pursuant to which your Notes were issued and are outstanding.

                  The Williams Companies, Inc. has appointed JPMorgan Chase Bank, whose Corporate Trust Office is located at 4 New York Plaza, New York, New York 10004, as Successor Trustee under the Indenture, which appointment has been accepted and has become effective.

                                            BANK ONE TRUST COMPANY, N.A.
                                               as ResigningTrustee

                                            THE WILLIAMS COMPANIES, INC.


Dated:





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